Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 4, 2010 on the consolidated financial statements of ViewPoint Financial Group, Inc. as of December 31, 2009 and for the two years then ended, which report appears in the Annual Report on Form 10-K of ViewPoint Financial Group Inc. for the year ended December 31, 2010.

Crowe Horwath LLP

Oak Brook, Illinois

January 17, 2012